UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2007

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

9400-200 Southridge Park Court, Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

NEXXUS LIGHTING, INC.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 10, 2007, Nexxus Lighting, Inc. (the “Company”) determined to restate its condensed unaudited financial statements included in the Company’s previously filed Form 10-QSB for the three months ended March 31, 2007. Such financial statements are being restated to correct an overstatement of legal and professional expenses of $65,228 during the period related to the Company’s private placement of equity securities in December 2006, which should have been recorded as a reduction in additional paid in capital rather than legal and professional expenses. In addition, an understatement in accrued liabilities of $51,492 as of March 31, 2007 is also being corrected to record other charges related to the December 2006 private placement which were not previously accrued as of March 31, 2007. These charges will also be recorded as a reduction to additional paid in capital resulting in a total decrease to additional paid in capital of $116,720 as of March 31, 2007. The impact on the quarterly unaudited statement of operations included in the Company’s previously filed Form 10-QSB for the quarter ended March 31, 2007 is summarized below:

Three months ended March 31, 2007
Net loss, as previously reported	$(312,771)
Decrease in selling, general and administrative expenses	$65,228
Net loss, as restated	$(247,543)
Loss per share, as previously reported	$(0.05)
Loss per share, as restated	$(0.04)

The Company will include the restated results for the quarterly period ended March 31, 2007 in an Amendment on Form 10-QSB/A to the Company’s previously filed Form 10-QSB for the same period. Because of the accounting error described above, the condensed unaudited financial statements included in the Company’s previously filed Form 10-QSB for the quarter ended March 31, 2007 should no longer be relied upon.

Officers of the Company authorized to make the restatement discussed the matters disclosed in this filing with Cross, Fernandez & Riley LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2007	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer